UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

ADITXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	85-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2569 Wyandotte Street, Suite 101, Mountain View, CA 94043

(Address of principal executive offices, including ZIP code)

(650) 870-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed by Aditxt, Inc. (the “Company”), on May 24, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors pursuant to which the Company issued and sold senior notes in the aggregate principal amount of $986,379.68 (the “May Senior Notes”) maturing on August 22, 2024 (the “Maturity Date”), which included the exchange of a previously issued senior note in the principal amount of $93,918.75. The Company received cash proceeds of $775,000 from the sale of the May Senior Notes.

On August 28, 2024, the Company entered into a Waiver to Senior Note (the “Waiver”) with each of the holders of the May Senior Notes (each a “Holder”), pursuant to which effective as of August 21, 2024, each holder waived, in part, the definition of Maturity Date in the May Senior Note, such that the August 22, 2024 shall be deemed to be replaced with September 30, 2024.

In connection with the Waiver, the Company also entered into a letter agreement (the “Letter Agreement”) with each of the Holders, pursuant to which the company agreed that it would apply 40% of the net proceeds from: (i) any sales of securities utilizing its currently effective Registration Statement on Form S-3 (a “Shelf Takedown”), (ii) sales of its common stock under its Common Stock Purchase Agreement dated May 2, 2023 with its equity line investor (the “ELOC”), or (iii) any public offering of securities registered in a Registration Statement on Form S-1 (a “Public Offering”), to make payments on the Notes and those certain Senior Notes in the aggregate principal amount of $1.5 million issued by the Company on July 12, 2024 (the “July Senior Notes” and together with the May Senior Notes, the “Senior Notes”). In addition, pursuant to the Letter Agreement, commencing on the date that the Senior Notes have been repaid in full, the Company shall redeem all holders (each, a “Series C-1 Holder”) of the Company’s then outstanding Series C-1 Convertible Preferred Stock (ratably based on the amount of Preferred Stock then held by each Series C-1 Holder) in an amount equal to, in the aggregate among all Series C-1 Holders, 40% of the net proceeds raised from any Shelf Takedowns, any sales of common stock under the ELOC or any Public Offering (“Non-Participation Redemption”).  In addition to the foregoing Non-Participation Redemption, in connection with any Shelf Takedown or Public Offering, in the event that a Series C-1 Holder participates in such Shelf Takedown or a Public Offering, the Company shall, in addition to the amounts paid to such Series C-1 Holder in the foregoing sentence) use 50% of the gross proceeds received in such Shelf Takedown or Public Offering from such Series C-1 Holder to redeem such Series C-1 Holder’s shares of Series C-1 Convertible Preferred Stock.

The foregoing descriptions of the Waiver and Letter Agreement are not complete and are qualified in their entirety by reference to the full text of the forms of Waiver and Letter Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Waiver to Senior Note
10.2	Form of Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2024

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer